Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive® Reports Second Quarter Fiscal 2011 Results
New York, N.Y. — January 27, 2011 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its second quarter fiscal 2011 financial results, which show growth in revenue, bookings, and operating income compared with the same prior year period. Excluding foreign exchange rate differences, revenue was up 2%, driven by growth in the U.K., Canada, France, Germany, and Asia, and bookings grew 4% as a result of strong sales performance in Canada, France, and Germany. Operating income improved by nearly 47%, making the second quarter the company’s most profitable quarter in three years.
Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “As these results indicate, we have made progress in stabilizing our overall business. Further, consistent with one of our key strategic initiatives, we are developing new products and solutions that leverage technology and will provide us with new revenue streams. Our new, social intelligence platform, Research Lifestreaming, and its associated products and solutions, are generating both direct and indirect sales. In addition, we are very focused on the mobile space and are beginning to implement our strategy of exploiting mobile devices for real-time data feeds, polling, and insights for our clients.”
Financial Highlights

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
$ in millions— unaudited	2010	2009	2010	2009
Revenue	$44.9	$44.6	$82.0	$83.6
Operating income (loss)	$0.9	$0.6	$(0.4)	$0.2
Net income (loss)	$0.3	$1.3	$(1.0)	$0.7
Fully diluted net income (loss) per share	$0.01	$0.02	$(0.02)	$0.01

Adjusted EBITDA*	$3.0	$2.8	$3.8	$4.8
Adjusted EBITDA* with add-back of restructuring and other charges	$3.7	$3.2	$4.5	$5.3

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.

©2011 Harris Interactive Inc.	All rights reserved.

Key Financial Statistics
•	Total revenue for the second quarter of fiscal 2011 was $44.9 million, as compared with $44.6 million for the same prior year period. Excluding foreign currency exchange rate differences, revenue for the second quarter was up 2% compared with the same prior year period.

•	Operating income for the second quarter of fiscal 2011 was $0.9 million, as compared with operating income of $0.6 million for the same prior year period.

•	Net income for the second quarter of fiscal 2011 was $0.3 million, or $0.01 per fully diluted share, as compared with net income of $1.3 million, or $0.02 per fully diluted share for the same prior year period. Net income for the second quarter of fiscal 2010 included the favorable impact of a tax law change that resulted in a $1.1 million tax benefit.

•	As of December 31, 2010, we had $13.5 million in cash and $13.2 million in outstanding debt. During the first six months of fiscal 2011, we have made $2.4 million in debt principal payments.

•	Cash provided by operations for the second quarter of fiscal 2011 was $3.3 million, as compared with $2.6 million provided by operations for the same prior year period.

•	Bookings for the second quarter of fiscal 2011 were $55.3 million, as compared with $53.2 million for the same prior year period. Excluding foreign currency exchange rate differences, bookings for the second quarter were up 4% compared with the same prior year period.

•	Secured revenue (formerly referred to as backlog) for the second quarter of fiscal 2011 was $55.4 million, as compared with $51.1 million for the same prior year period. Excluding foreign currency exchange rate differences, secured revenue for the second quarter was up 9% compared with the same prior year period.

•	Non-GAAP adjusted EBITDA* with add-back of restructuring and other charges for the second quarter of fiscal 2011 was $3.7 million, as compared with $3.2 million for the same prior year period.
Ms. Till continued, “On a country by country basis, we are making progress in fixing the U.S. business, having rebuilt several industry verticals and applying a proven approach to improve performance in the others. Regarding Canada, I am pleased that our recent restructuring of the business has had a positive impact on performance, as we achieved meaningful year over year bookings, revenue, and operating income growth in the quarter for the first time since we acquired the business in August 2007. Germany, France and Asia also performed well in the quarter. Although we have more work to do in the U.K., having lost a large tracking study during the quarter, we are beginning to execute on our plan to reposition the business and get it back on track over the next few quarters.”
Ms. Till concluded, “Over the past two years, we have made substantial improvements in our product offerings, pricing, work processes, global panel and survey platforms, financial stability, and talent at all levels of the company. While these improvements take time to impact the numbers, I believe that our business is in the strongest position since we began the turnaround.”

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Second Quarter Fiscal 2011 Results Conference Call and Webcast Access
Kimberly Till, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, January 27, 2011, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms,

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Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL — E

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HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	June 30,
	2010	2010

Assets
Cash and cash equivalents	$13,499	$14,158
Accounts receivable, net	28,463	23,735
Unbilled receivables	7,400	7,566
Prepaids and other current assets	4,235	3,722
Deferred tax assets	430	375

Total current assets	54,027	49,556

Property, plant and equipment, net	4,392	5,626
Other intangibles, net	15,644	16,382
Other assets	1,435	1,566

Total assets	$75,498	$73,130

Liabilities and Stockholders’ Equity
Accounts payable	$7,616	$8,952
Accrued expenses	16,841	16,768
Current portion of long-term debt	4,794	4,794
Deferred revenue	16,474	11,612

Total current liabilities	45,725	42,126

Long-term debt	8,390	10,787
Deferred tax liabilities	2,238	2,391
Other long-term liabilities	1,687	1,792

Total stockholders’ equity	17,458	16,034

Total liabilities and stockholders’ equity	$75,498	$73,130

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HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Six months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue from services	$44,940	$44,629	$81,954	$83,564

Operating expenses:
Cost of services	29,560	28,085	53,753	52,514
Selling, general and administrative	12,312	13,849	24,876	26,811
Depreciation and amortization	1,515	1,718	3,043	3,474
Restructuring and other charges	679	383	679	531

Total operating expenses	44,066	44,035	82,351	83,330

Operating income (loss)	874	594	(397)	234
Operating margin	1.9%	1.3%	-0.5%	0.3%

Interest and other income	(8)	(12)	(23)	(27)
Interest expense	316	499	785	1,036

Income (loss) from operations before income taxes	566	107	(1,159)	(775)

Provision (benefit) for income taxes	223	(1,227)	(165)	(1,476)

Net income (loss)	$343	$1,334	$(994)	$701

Basic net income (loss) per share	$0.01	$0.02	$(0.02)	$0.01

Diluted net income (loss) per share	$0.01	$0.02	$(0.02)	$0.01

Weighted average shares outstanding -
Basic	54,472,556	53,939,876	54,447,673	53,919,859

Diluted	54,542,596	54,060,635	54,447,673	54,050,397

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Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Six months ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP net income (loss)	$343	$1,334	$(994)	$701
Interest income	(8)	(12)	(23)	(27)
Interest expense	316	499	785	1,036
Provision (benefit) for income taxes	223	(1,227)	(165)	(1,476)
Depreciation and amortization	1,937	2,077	3,895	4,214

EBITDA	$2,811	$2,671	$3,498	$4,448
Stock-based compensation (1)	171	162	350	321

Adjusted EBITDA	$2,982	$2,833	$3,848	$4,769

Adjusted EBITDA	$2,982	$2,833	$3,848	$4,769
Add-back of restructuring and other charges	679	383	679	531

Adjusted EBITDA with add-back of restructuring and other charges	$3,661	$3,216	$4,527	$5,300

(1)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation.